Exhibit 10.10

LEASE

BY AND BETWEEN

WHARTON LENDER ASSOCIATES, LP, LANDLORD

AND

KRYSTAL BIOTECH LLC, TENANT

OF

2100 WHARTON STREET

Execution

2100 WHARTON STREET LEASE

LEASE INDEX

EXHIBITS

A.	The Premises
B.	Rules and Regulations
C.	[Intentionally Omitted]
D.	[Reserved]
E.	Notice of Waiver of Rights

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1.	BASIC LEASE PROVISIONS.

A.	Building Address:	2100 Wharton Street Pittsburgh, PA 15203

B.	Landlord and Address:	Wharton Lender Associates, LP 707 Grant Street Pittsburgh, PA 15219

	cc:	Wharton Lender Associates, LP 300 Lighting Way Secaucus, NJ 07094 Attention: Lease Administration

C.	Tenant and Current Address:	Krystal Biotech LLC 350 Rhode Island Street, Suite # 240 San Francisco, Ca 94103

D.	Premises:	Approximately 5,065 rentable square feet on the 7th Floor

E.	Date of Lease:	May 26, 2016

F.	Lease Term:	One (1) year and five (5) months

G.	Anticipated Commencement Date of Term:	June 1, 2016

H.	Anticipated Expiration of Date of Term	October 31, 2017

I.	Fixed Rent:	See Section 3 of Lease Agreement

J.	Rentable Area of Premises:	5,065 Square Feet

K.	Rentable Area of Building:	226,173 Square Feet

L.	Tenant’s Percentage	2.24 Percent

M.	Base Year:	2016

N.	Security Deposit:	None

O.	Floor of Premises:	7th Floor

P.	Broker:	CBRE, Inc. 600 Grant Street, Suite 4800 Pittsburgh, PA 15219

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2. LEASING AGREEMENT.

Wharton Lender Associates, LP, a Pennsylvania limited partnership, as landlord (“Landlord”), hereby leases to Tenant and Tenant hereby hires and takes from Landlord the premises (the “Premises”) consisting of 5,065 rentable square feet as shown on the plan attached hereto as Exhibit “A”, which Premises are in the building (the “Building”) located at 2100 Wharton Street, Pittsburgh, Pennsylvania. This Lease shall be for a term (the “Term”) of one (1) year and five (5) months. Notwithstanding anything to the contrary contained in Paragraph 1.G. or elsewhere in this Lease, the Term of this Lease and Tenant’s obligation to pay rent and additional rent hereunder shall commence on the date of June 1, 2016. After the commencement of the Term, Tenant shall, upon Landlord’s request, promptly execute an agreement setting forth the actual Commencement Date and Expiration Date.

3. RENT.

A. Fixed Rent. Tenant shall pay to Landlord at the management office of the Building or to such other person or such other place as directed from time to time by notice to Tenant from Landlord, without demand, notice, offset or deduction, fixed rent (“Fixed Rent”) in the amount of One Hundred Thirty-six Thousand and 00/100 Dollars ($136,000.00) for the initial Term of the Lease:

Fixed Rent in the amount of One Hundred Thirty-six Thousand and 00/100 Dollars ($136,000.00) shall be payable to Landlord upon Tenant’s execution of this Lease. Fixed Rent shall be prorated for partial months within the Term. In the event the Commencement Date occurs on a day other than the first day of the calendar month, the initial Lease Period that Tenant commences paying Fixed Rent shall be extended by the amount of days necessary to cause the next Lease Period to commence on the first day of the calendar month. All charges, costs and sums including late charges and interest required to be paid by Tenant to Landlord under this Lease in addition to Fixed Rent are additional rent, and Fixed Rent and additional rent shall hereinafter be collectively called “Rent”. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.

B. Late Charge. If Tenant shall fail to pay Rent within ten (10) days after due Tenant shall pay a late charge equal to ten cents ($.10) for every unpaid dollar thereof. In addition to the Late Charge, all due and unpaid Rent shall accrue interest at a rate of 18% until such Rent is paid. Nothing contained in this Paragraph 3 is intended to grant Tenant any extension of time in respect of the due dates for any payments under this Lease, nor shall the same be construed to be a limitation of any other rights or remedies of Landlord under this Lease or otherwise.

4. RENTAL ADJUSTMENTS FOR OPERATING EXPENSES.

As additional rent, Tenant shall pay to Landlord each year during the Term hereof Tenant’s pro rata share of any increases in (i) the Operating Expenses (as hereinafter defined) over Operating Expenses for the Base Year, and (ii) Tenant’s pro rata share of any increases in Taxes (as hereinafter defined) over Taxes for the Base Year.

A. Definitions: The following items shall have the following meanings:

(i) “Lease Year” means each calendar year during the Term except that (a) the first Lease Year is the period from the Commencement Date to the next December 31st, both inclusive, and (b) the last Lease Year is the period from January 1 of the year in which the Term expires to the date upon which the Term expires, both inclusive.

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(ii) “Tenant’s Share” means 2.24%, which is calculated by dividing Tenant’s rentable area of 5,065 square feet by the 226,173 square feet of rentable area in the Building.

(iii) “Operating Expenses” means, for each Lease Year, (a) all costs, expenses, and disbursements of every kind, nature or description (including, but not limited to, a fee for management of the Building) which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, repair and replacement of the Building and of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith, including those reasonably allocable to such Lease Year or period as determined by Landlord in the reasonable exercise of its discretion; and (b) those costs, expenses and disbursements which Landlord reasonably determines it would have incurred had the Building been 95% occupied at all times during such Lease Year; provided, however, that “Operating Expenses” shall not include the following:

(a) Costs of tenant improvement renovations pursuant to any “Work Letter”;

(b) Leasing commissions and fees;

(c) Costs of capital improvements to the Building, except that Operating Expenses shall include (i) the cost of any capital improvement, amortized with interest over the useful life of such capital improvement, which reduces any component cost included within Operating Expenses, (ii) if Landlord shall lease any capital improvement described in clause (i), above, all rental and other payments made under such lease, and (iii) the cost of any capital improvements made to keep the Building in compliance with applicable governmental laws, ordinances, rules and regulations (including, but not limited to The Americans with Disabilities Act);

(d) Depreciation, interest and principal payments on mortgages and other indebtedness related to the Building and on any personal property used in connection therewith.

(iv) “Taxes” means, for each Lease Year, (a) the face amount of all federal, state and local governmental taxes, assessments and charges (including transit or transit district taxes or assessments) of any kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or shall become obligated to pay because of or in connection with ownership, leasing, management, control or operation of the Building or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith, including, without limitation, all ad valorem taxes and the Pittsburgh Business Privilege Tax; (b) any tax or excise levied, confirmed, assessed or imposed in lieu of those taxes described in clause (a), above; (c) any water charges and/or sewer rents which may be assessed, levied, confirmed or imposed in respect of, or which may become a lien upon, the Building or any portion thereof; and (d) all fees, costs and expenses incurred by Landlord in negotiating, contesting or appealing any of the items described in clauses (a) through (c), above. The amount included in Taxes for any Lease Year or other annual period shall be without regard to when such tax is payable, except that if any special assessment payable in installments is levied against the Building or any portion thereof, Taxes for any Lease Year or annual period shall include only the installments of such assessments and any interest thereon payable in such year or period (all without regard to any right to pay or payment of any such special assessment in a lump sum or single payment). In determining the amount of Taxes for any Lease Year, there shall be deducted from the amount of such Taxes any refund of Taxes received by Landlord which are applicable to such Lease Year, but only to the extent such refund relates to Taxes for a period within the Term (and in no event will Taxes be decreased below the amount of Taxes for the Base Year). Taxes shall not include any federal or state franchise, capital stock, inheritance, income or estate taxes

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(v) “Base Year” means the calendar year 2016.

B. Expense Adjustment. Tenant shall pay as additional rent for each Lease Year an amount (the “Expense Adjustment Amount”) equal to Tenant’s Share of the increase in Operating Expenses for such Lease Year over the Base Year, and if the Term shall terminate on a date other than December 31, the Expense Adjustment Amount for the last Lease Year of the Term shall be an amount equal to Tenant’s Share of increased Operating Expenses for the full calendar year in which the Term ends multiplied by a fraction, the numerator of which shall be the number of months and partial months during such calendar year which coincide with the Term, and the denominator of which shall be twelve.

C. Tax Adjustment. Tenant shall pay as additional rent for each Lease Year an amount (the “ Tax Adjustment Amount”) equal to Tenant’s Share of the increase in Taxes for such Lease Year over the Base Year, and if the Term shall terminate on a date other than December 31, the Tax Adjustment Amount for the last Lease Year of the Term shall be an amount equal to Tenant’s Share of increased Taxes for the full calendar year in which the Term ends multiplied by a fraction, the numerator of which shall be the number of months and partial months during such calendar year which coincide with the Term, and the denominator of which shall be twelve.

D. Prior to the commencement of each Lease Year following the initial Lease Year, Landlord shall notify Tenant of Landlord’s estimate of the Expense Adjustment Amount and the Tax Adjustment Amount for such Lease Year and Tenant shall pay, as Additional Rent, such amounts in equal monthly installments on the first day of each calendar month during such Lease Year. Landlord may revise its estimate of the Expense Adjustment Amount or Tax Adjustment Amount for such Lease Year as necessary to cause the total monthly payments during such Lease Year to equal Landlord’s then current estimate of the Expense Adjustment Amount or Tax Adjustment Amount for such Lease Year, and Tenant shall pay such revised monthly payment amount on the first day of each calendar month thereafter during such Lease Year.

E. Following the close of each Lease Year, Landlord shall furnish to Tenant a statement setting forth the actual Expense Adjustment Amount and the Tax Adjustment Amount for such Lease Year and, within thirty (30) days after receipt of such statement, Tenant shall pay the excess owed, if any, of such actual Expense Adjustment Amount and the actual Tax Adjustment Amount for such Lease Year. If the total estimated monthly payments paid by Tenant for any Lease Year exceed the actual Expense Adjustment Amount or Tax Adjustment Amount for such Lease Year, such excess shall be credited against the payments of additional rent due or next becoming due hereunder or refunded to Tenant if such overpayment relates to the last year of the Lease.

5. SERVICES.

A. Landlord shall provide the following services:

(1) Customary janitor and cleaning service in the Premises, Saturdays, Sundays and holidays excepted. Holidays shall mean New Year’s Day, President’s Day, Memorial Day, July 4th, Labor Day, Veteran’s Day, Thanksgiving Day, the day after Thanksgiving

Day, Christmas Day and any other holidays as observed by other first-class office buildings in Pittsburgh, Pennsylvania, or as agreed to with the Building employees.

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(2) Heat and air-conditioning in the Premises in accordance with applicable laws during Normal Business Hours, Sundays and holidays excepted, to the extent necessary for comfortable occupancy of the Premises under normal business operations in the absence of the use of machines or equipment or excessive personnel which affect the temperature otherwise maintained in the Premises. The term “Normal Business Hours” shall mean 8:00 a.m. to 6:00 p.m., Monday through Friday and 8:00 a.m. to 1:00 p.m. Saturday. Tenant will be charged for all heating and air-conditioning requested and furnished before or after Normal Business Hours at rates from time to time established by Landlord. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air-conditioning system, Landlord may, at its option, provide and install supplementary air-conditioning units in the Premises and the cost of providing, installing, operating and maintaining the same shall be paid by Tenant as Additional Rent.

(3) Water from City mains for drinking, lavatory and toilet purposes as customary for office use.

(4) Passenger elevator service in common with other tenants of the Building and freight elevator service, subject to scheduling by Landlord. In the event that Tenant desires to utilize the freight elevators other than during Normal Business Hours, Tenant will pay Landlord for such usage at rates from time to time established by Landlord.

(5) Window washing of all exterior windows.

B. The following subparagraphs shall govern the furnishing of electrical service for the Premises.

(1) The Fixed Rent for the Base Year includes a charge for consumption of electricity for the Building Standard lighting fixtures installed in the Premises and for normal small office machines and fixtures connected to the Building’s standard 110-volt, single phase outlets during Normal Business Hours. Tenant shall pay monthly to Landlord, as additional rent, for the consumption of electricity used in the Premises whenever the total connected load exceeds 5 watts per square foot of rentable area of the Premises and for the consumption of electricity used beyond Normal Business Hours at a rate which shall be the higher of: (a) the rate which Tenant would be required to pay if such service was being provided to Tenant directly by the public utility company; or (b) the rate computed on Landlord’s average cost per kilowatt hour. Such average cost shall be determined by dividing the total kilowatt hours used in the Building into the total cost of the utility company’s electricity invoices for the Building. The amount of electrical consumption in the Premises for a total connected load in excess of 4 watts per square foot and Tenant’s consumption of electricity shall be determined by Landlord’s reasonable estimate, or, at either Landlord’s option or Tenant’s request, by an engineering analysis by a consultant retained by Landlord, such engineering analysis to be at Tenant’s sole cost.

(2) Tenant shall pay for all electricity required for the operation of any special air conditioning or ventilating system and for any office machinery or equipment requiring special or extra current; and for the maintenance and replacement of all light fixtures, electrical switches, electrical outlets and lamps and for all bulbs, tubes, ballasts and starters located or utilized in the Premises At any time hereafter Landlord may elect to install or cause to be installed separate meters or sub-meters to measure Tenant’s consumption of electricity in the Premises for any such special or excess uses , in which event Tenant shall pay all such meter charges either directly to the public electric utility company supplying the electricity or to Landlord as the case may be at such rates as are set forth in Paragraph 5.B(1) above. In the event that either meters or sub-meters are installed at any time to measure electricity furnished in whole or in part to the Premises, Tenant shall pay all charges for the installation thereof and for the installation of any other electrical equipment required in connection therewith. Charges for excess, overtime or special use electrical consumption shall be billed and paid as additional rent.

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(3) Tenant’s use of electrical energy shall never exceed the capacity of the then existing feeders to the Building or the then existing risers or wiring installations. If Tenant wishes to install in the Premises equipment which would not be considered ordinary office equipment, including, but not limited to items such as computer installation(s) or supplemental air conditioning system(s), or other heat or cooling intensive electrically operated equipment, Tenant shall submit to Landlord a list indicating the specific type of additional equipment to be installed. Such list shall include the number, type and model of each item of equipment to be installed, as well as the manufacturer’s electrical rating associated with same. Any riser or risers needed to supply Tenant’s electrical requirements and all other equipment proper and necessary in connection therewith will upon request of Tenant, be installed by Landlord, at Tenant’s sole cost and expense, if in Landlord’s reasonable judgment, the same are necessary and will not cause or create a hazardous condition or entail excessive or unreasonable alterations, repairs or expenses or interference with or disturb other tenants. Tenant shall not, without the prior consent of Landlord, install equipment which would not be considered ordinary office equipment or make or perform or permit any alteration to wiring installations, telephone line installations or other electrical or communication facilities in or serving the Premises.

(4) If Tenant shall fail to make payment to Landlord under Paragraph 5.B. or otherwise be in default of this Lease, Landlord may, upon twenty-four (24) hours prior written notice to Tenant at the Premises only, and in addition to all other remedies available to Landlord, disconnect or cause to be disconnected electricity service to the Premises. No such disconnection of electricity service shall result in any liability of Landlord to Tenant or be deemed to be an eviction or a disturbance of Tenant’s use of the Premises.

(5) If either the quantity or character of the electrical service is changed by the utility company supplying electrical service to the Building or is no longer available or suitable for Tenant’s requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rent or additional rent, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s equipment, business, or otherwise.

(6) Tenant agrees upon Landlord’s request to promptly execute such amendments to this Lease that may be required pursuant to the foregoing subparagraphs.

C. Tenant shall make arrangements directly with the telephone company servicing the Premises for telephone service in and to the Premises as may be desired by Tenant. Tenant shall pay the entire cost of all telephone charges and maintenance charges directly to the telephone company providing such service. Tenant acknowledges that Landlord has made no representations as to the general fitness of any telephone equipment, telephone wires, telephone lines, telecommunications cable, riser, equipment, individual pairs and all associated equipment and facilities servicing the Premises, (collectively, the “Telephone Equipment”), and that Landlord does not warrant the uninterrupted or unimpaired transmission of messages, data or other signals. Tenant shall be responsible for the repair and maintenance for all of the Telephone Equipment, and for all of its telephone lines to the point of entry into the Premises at the connection with the telephone lines servicing the Premises. Landlord shall not be responsible for any injury or loss or damage resulting from the interruption or failure of the transmission of messages, data or other signals in the Premises. Tenant shall not, without the prior written consent of Landlord, alter, modify or in any way change any existing telecommunication equipment, lines or facilities in the Premises.

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D. Landlord shall in no event be obligated to furnish any services or utilities, other than those specified in Paragraphs 5.A. and 5.B. above. If Landlord elects to furnish services or utilities requested by Tenant in addition to those specified in Paragraphs 5.A. and B. above (including utility service at times other than those specified in said sections), Tenant shall pay Landlord’s then prevailing rates for such services and utilities, within ten (10) days after receipt of Landlord’s invoices therefor. If Tenant shall fail to make any such payment or otherwise be in default of this Lease, Landlord may, upon twenty-four (24) hours prior written notice to Tenant at the Premises only, and in addition to all other remedies available to Landlord, discontinue any or all of the services or utilities being provided by Landlord. No discontinuance of any service or utility pursuant to this Paragraph 5.D. shall result in any liability of Landlord to Tenant or be deemed to be an eviction or a disturbance or Tenant’s use of the Premises.

E. Tenant agrees that Landlord shall not be liable for damages for failure to furnish or delay in furnishing any service, which failure or delay is caused in whole or in part, by any one or more of the causes specified in Paragraph 24.J. hereof. No failure or delay in furnishing any service caused in whole or in part by any one or more of the causes specified in Paragraph 24.J. hereof shall result in any liability of Landlord to Tenant, or be deemed to be an eviction or disturbance of Tenant’s use of the Premises, or relieve Tenant of any of its obligations under this Lease including the obligation to pay Rent. Tenant hereby waives and releases all claims against Landlord from damages for interruption or stoppage of such services.

6. [Intentionally Omitted].

7. MORTGAGE BY LANDLORD.

This Lease is expressly subject and subordinate at all times to (i) any ground, underlying or operating lease of the Building or the Land upon which the Building is situated now or hereafter existing and all amendments, renewals and modifications thereof (“Superior Leases”), and (ii) the lien of any mortgage or trust deed encumbering the Building, the Land or any such Superior Leases now or hereafter existing (“Superior Mortgages”), and to all advances made or to be made upon the security thereof. Tenant agrees:

(a) if requested by any mortgagee, trustee or lessor under a Superior Mortgage or Superior Lease, Tenant will execute such agreement or agreements evidencing such subordination as may be reasonably required by any such mortgagee, trustee, or lessor; and

(b) in the event of any default by Landlord under this Lease which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has notified in writing the holders of all Superior Mortgages and the lessors of all Superior Leases (as the case may be, if the name and address of such holder or lessor shall previously have been furnished by written notice to Tenant), of such default, and (ii) until a reasonable period, not exceeding thirty (30) days, for commencing the remedying of such default shall have lapsed following the giving of such notice, and (iii) unless such holder or lessor (as the case may be) with reasonable diligence, shall not have so commenced and continued to remedy such default or to cause such default to be remedied.

(c) if any Superior Mortgage be foreclosed, or if any Superior Lease be terminated, upon request of the mortgagee, trustee, lessor or purchaser at any foreclosure sale, Tenant will attorn to the purchaser at any foreclosure sale or the lessor under the Superior Lease (as the case may be) and will execute such instruments as may be necessary or appropriate to evidence such attornment; and

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(d) Tenant shall, from time to time upon not less than ten (10) days’ prior request by Landlord, deliver to Landlord a statement, in form satisfactory to Landlord, in writing and certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications that the Lease as modified is in full force and effect); (ii) the dates to which Rent and other charges have been paid; (iii) that Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail, it being intended that any such statement may be relied upon by any prospective purchaser or tenant of the Building, any mortgagees or prospective mortgagees thereof; or any prospective assignee of any mortgage thereof, and (iv) such other matters as may be reasonably requested. Tenant shall execute and deliver the aforesaid estoppel letter and whatever instruments maybe required for such purposes and, without limitation of Landlord’s other rights and remedies or Tenant’s liability for failure so to do, if Tenant fails so to do within ten (10) days after demand in writing, Tenant shall be deemed to have accepted and executed such estoppel letter and other documents and hereby authorizes Landlord as its attorney-in-fact for the sole purpose of executing such estoppel letter and other documents.

(e) Tenant shall, from time to time upon not less than ten (10) days’ prior request by Landlord, but in no event more than once in any six (6) month period, provide to Landlord its then current financial information pertaining to the Tenant.

(f) Within thirty (30) from Landlord’ receipt of Tenant’s written request, Landlord shall use commercially reasonable efforts to deliver to Tenant a subordination, non-disturbance and attornment agreement (the “SNDA”) from any lenders holding Superior Mortgages in such lenders standard form. However, Landlord shall not be required to expend any money, or suffer any losses or liability to obtain the SNDA and the inability of Landlord to obtain the SNDA (a) shall not constitute a default by Landlord under the Lease; (b) entitle Tenant to cancel or otherwise terminate the Lease; or (c) affect the self-operative nature of the subordination provisions set forth in this Section 7.

8. CERTAIN RIGHTS RESERVED TO LANDLORD.

Landlord reserves the following rights:

(a) Entry - if Tenant vacates or abandons the Premises, to enter the Premises in order to decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy, without same being deemed acceptance of a surrender and without affecting Tenant’s obligation to pay Rent.

(b) Pass Keys - to have pass keys to the Premises.

(c) Access to Premises - to have access to the Premises at any time in the event of an emergency and otherwise at reasonable times.

(d) Show Premises - to show the Premises to prospective tenants or brokers during the last six (6) months of the Term, and to prospective purchasers, mortgagees and others having a legitimate interest at all reasonable times upon prior notice given to Tenant at the Premises only.

(e) Heavy Equipment - to approve the weight, size and location of safes or heavy equipment or other articles. Such items may be moved in, about, or out of the Building or the Premises only at such times and in such manner as Landlord shall direct and in all events, however, at Tenant’s sole risk and responsibility.

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(f) Close Building—to close the Building after Normal Business Hours and on holidays subject, however, to Tenant’s right to admittance under such regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration, photo identification cards, or otherwise and that said persons establish their right to enter or leave the Building. Landlord may exclude or expel any peddler(s) at any time. Landlord shall also have the right to prohibit or restrict access to the Building in the event of an emergency or for the purpose of testing the Building’s life, safety and emergency systems.

(g) Building Identification and Appearance—to change the Building’s name or street address; to install and maintain all signs on the exterior or interior of the Building, to approve prior to installation, all signs, shades, blinds, drapes and internal lighting; and to change the arrangement of entrances, doors, corridors, stairs and other public service portions of the Building. If Tenant’s Premises includes the area located directly adjacent to the elevator corridors/lobby, Tenant shall utilize such area only in a business-like and professional manner, and Landlord expressly reserves the right to control the appearance and use of such elevator corridors/lobby by Tenant. Further, Landlord also reserves the right of access to such elevator corridors/lobby.

(h) Exclusives—to grant to any party the exclusive right to conduct any business or service in the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted hereunder. Landlord represents, to its actual knowledge, that Tenant’s use of the Premises will not violate any existing Lease restrictions.

(i) Vending Machines—Tenant shall not have vending machines placed in the Premises or obtain mobile vending service without Landlord’s prior written consent.

Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being liable in any manner to Tenant. Any such entry and/or exercise of rights shall not in any way affect the obligations of Tenant under this Lease, including without limitation, the obligation to pay Rent.

9. WAIVER.

Tenant waives all claims it may have against Landlord and the Building manager and their respective agents or employees, for injury or damage to person, property or business sustained by Tenant, its agents, employees or invitees resulting directly or indirectly from the Premises, equipment therein, or any part of the Premises becoming out of repair or resulting from any accident within the Premises except where such injury or damage was caused directly or indirectly from the negligence, gross negligence or intentional misconduct of Landlord, the Building manager, or their agents. This provision shall apply without limitation to damage caused by water, snow, frost, steam, gas, sewer gas or odors, or by the bursting or leaking of pipes or plumbing works or the failure of any appurtenances or equipment. If any such damage to the Premises, any equipment or property located therein, or to tenants thereof, results from any act, omission or negligence of Tenant, its agents, employees or invitees, Landlord may, at Landlord’s option, repair such damage, and Tenant shall pay to Landlord as additional rent and on demand the amount of all costs of such repairs and damages.

10. INSURANCE, INDEMNIFICATION, CASUALTY.

A. (1) Tenant shall, on or before the Commencement Date of the Term, secure and maintain during the entire Term of the Lease, the following insurance coverage: (i) comprehensive general liability insurance for the mutual benefit of Landlord, its managing agent,

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(Draxxhall Management Corporation) and affiliates and other related parties, and Tenant relating to the Premises and its appurtenances in an amount of not less than One Million and 00/100 Dollars ($1,000,000.00) in respect of personal injury or death, or property damage, per occurrence; and of not less than Three Million and 00/100 Dollars ($3,000,000.00) aggregate plus Five Million and 00/100 Dollars ($5,000,000.00) Excess Liability and Umbrella Coverage; such insurance shall name Landlord and Tenant as insureds as their respective interests may appear and contain a stipulation that Tenant’s insurance provides Primary and Non Contributory

Coverage; and (ii) fire and extended coverage, vandalism, malicious mischief and special extended coverage insurance covering all risks of physical loss or damage, in an amount adequate to cover the cost of replacement of all leasehold or Building improvements in the Premises which were originally constructed or provided by or on behalf of Landlord or thereafter added, as well as the cost of replacement of all fixtures, equipment, decoration, contents and personal property therein; such insurance shall name Landlord and Tenant as insureds as their respective interests may appear; and (iii) if there is a boiler or air conditioning equipment that has been installed by or for Tenant, in, on, adjoining or beneath the Premises, broad form, boiler or machine insurance in the amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00); and (iv) Workers Compensation insurance coverage which shall be endorsed to waive subrogation against Landlord. Tenant agrees to deliver to Landlord at least fifteen (15) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of any such policy, either a duplicate policy or a certificate of insurance with the endorsement page evidencing that Landlord and its related parties set forth above are additional insureds and loss payee, procured by Tenant evidencing compliance with its obligations and payment therefor.

All of the aforesaid insurance shall be written by one or more responsible insurance companies that is rated A-VII by A.M. Best Financial satisfactory to Landlord and shall contain endorsements that: (i) such insurance may not be cancelled or amended with respect to Landlord except upon thirty (30) days written notice by registered mail to Landlord from the insurer; and (ii) Tenant shall be solely responsible for payment of premiums for such insurance. In the event Tenant fails to furnish such insurance, Landlord may obtain such insurance and the premiums shall be paid by Tenant to Landlord upon demand. The minimum limits of the aforesaid insurance shall be subject to increase at the end of every three (3) years during the Term if Landlord, in the exercise of its reasonable judgment, shall deem it necessary for adequate protection.

(2) Tenant agrees, at its own cost and expense, to comply with all of the rules, regulations and recommendations of the Fire Insurance Rating organization having jurisdiction and any similar body. If, at any time, as a result of any failure by Tenant to comply with the foregoing sentence or any act of omission or commission by Tenant, its employees, contractors or licensees, the fire insurance rate(s) and/or rent insurance rates applicable to the Premises, or the Building shall be higher than that which would be applicable for the least hazardous type of occupancy legally permitted therein, Tenant agrees that it will pay to Landlord, on demand, as additional rent, such portion of the premiums for all fire insurance policies and/or rent insurance policies in force with respect to the aforesaid property and the contents thereof as shall be attributable to such higher rate(s). For the purpose of this Paragraph, any finding or schedule of the Fire Insurance Rating organization having jurisdiction thereof shall be deemed to be conclusive.

(3) Each insurance policy carried by Landlord or Tenant and insuring all or any part of the Building, the Premises, shall be written in a manner to provide that the insurance company waives all right of recovery by way of subrogation against Landlord and its agent or Tenant, as the case may be, in connection with any loss or damage to the Premises or the Building, or to property or business caused by any of the perils covered by fire and extended

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coverage, building and contents, and business interruption insurance, for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it. So long as the policy or policies involved can be so written and maintained in effect, neither Landlord nor Tenant shall be liable to the other for any such loss or damage; provided, however, that the foregoing waivers of liability given by Landlord and Tenant to each other shall apply only to the extent of any recovery made by the parties hereto under any policy of insurance now or hereafter issued. In the event of the inability on the part of either party to obtain such a provision in its policy or policies with the carrier with whom such insurance is then carried, or such carriers require payment of additional premium for such provision, the party so affected shall give the other party written notice of such inability or the increase in premium as the case may be. The party to whom such notice is given shall have fifteen (15) days from the receipt thereof within which: (1) in the case of such inability on the part of the other carrier, to procure from the aforesaid party’s insurance carrier in writing, at no increase in premium over that paid theretofore by the party so affected, such waiver of subrogation; (2) in the case of increased premium, to pay the party so affected the amount of such increase; (3) to waive, in writing, within the time limit set forth herein, such requirement to obtain the aforesaid waiver of subrogation. Should the party to whom such notice is given fail to comply as aforesaid within the said fifteen (15) day period, each and every provision in this subsection (3) in favor of such defaulting party shall be cancelled and of no further force and effect.

B. Tenant will indemnify, save harmless, and defend Landlord from and against any and all claims and demands in connection with any accident, injury or damage whatsoever caused to any person or property arising directly or indirectly out of the business conducted in the Premises or occurring in, on or about the Premises or any part thereof, or arising directly or indirectly from any act or omission of Tenant or any concessionaire or subtenant or its or their respective licensees, servants, agents, employees, or contractors, and from and against any and all cost, expenses and liability, including reasonable attorneys’ fees, incurred in connection with any such claim or proceeding brought thereon, provided such accident, injury or damage was not caused solely by the negligence, gross negligence or intentional acts of Landlord.

C. (1) Should the Premises (or any part thereof) be damaged or destroyed by fire or other casualty insured under Landlord’s standard fire and casualty insurance policy with approved standard extended coverage endorsement applicable to the Premises, Landlord shall, except as otherwise provided herein, and to the extent it recovers proceeds from such insurance, repair and/or rebuild the same with reasonable diligence. Landlord’s obligation hereunder shall be limited to the Building and improvements originally provided by Landlord at the Commencement Date of the Term. Landlord shall not be obligated to repair, rebuild or replace any property belonging to Tenant or any leasehold or building improvements in the Premises which were originally constructed or provided by or on behalf of Tenant at Tenant’s cost. If there should be a substantial interference with the operation of Tenant’s business in the Premises as a result of such damage or destruction which requires Tenant as a result of such damage or destruction to temporarily close its business to the public, the Fixed Rent and additional rent shall abate. Unless this Lease is terminated as hereinafter provided, Tenant shall, at its cost and expense, repair, restore, redecorate and re-fixture the Premises and restock the contents thereof in a manner and to at least a condition equal to that existing prior to such damage or destruction except for the Building and improvements to be reconstructed by Landlord as above set forth, and the proceeds of all insurance carried by Tenant on the property, decorations and improvements, as well as fixtures and contents in the Premises, shall be held in trust by Tenant for such purposes. Tenant agrees to commence such work within ten (10) days after the date of such damage or destruction or the date Landlord substantially completes any reconstruction required to be completed by it pursuant to the above, whichever date is later, and Tenant shall diligently pursue such work to its completion.

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(2) Notwithstanding anything to the contrary contained in the preceding Paragraph C(1) or elsewhere in this Lease, either party, at its option, may terminate this Lease on thirty (30) days notice to the other party, given within ninety (90) days after the occurrence of any damage or destruction if: (1) the Premises are damaged or destroyed as a result of a risk which is not covered by Landlord’s insurance, or (2) the Premises are damaged and the cost to repair the same shall be more than twenty-five percent (25%) of the cost of replacement thereof, or (3) the Premises are damaged during the last three (3) years of the Term, or (4) the Building in which the Premises are located is damaged to the extent of twenty-five percent (25%) or more of the then monetary value thereof (whether the Premises be damaged or not), or (5) if the Building in which the Premises are located is damaged (whether or not the Premises are damaged) to such an extent that, in the sole judgment of Landlord, the Building cannot be operated as an integral unit.

11. SURRENDER OF PREMISES.

Tenant shall deliver the Premises to Landlord upon the expiration or sooner termination of the Term or upon termination of Tenant’s right of possession of the Premises in as good condition as when Tenant was first entitled to possession thereof, ordinary wear and fire and other casualty not resulting from Tenant’s negligence excepted, failing which Landlord may restore the Premises to such condition and Tenant shall pay Landlord the cost thereof in accordance with the provisions of Paragraph 24N hereof. All installations, alterations, additions, hardware, non-trade fixtures and improvements, temporary or permanent, except movable furniture, trade fixtures and equipment belonging to Tenant, (“Fixtures”) in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord’s property and shall be relinquished to Landlord in good condition, ordinary wear and tear excepted, at the termination of this Lease or Tenant’s right to possession by lapse of time or otherwise, all without compensation, allowance or credit to Tenant; provided, however, that if prior to such termination or within fifteen (15) days thereafter Landlord so directs by notice, Tenant shall promptly remove the Fixtures placed in or upon the Premises by Tenant and designated in the notice and restore the Premises, failing which Landlord may remove the same and Tenant shall, upon demand, pay to Landlord the cost of such removal and of any necessary restoration of the Premises.

12. ALTERATIONS.

Tenant shall not make any alterations, additions, improvements or decorations to the Premises without Landlord’s prior written consent, and Tenant shall, if requested by Landlord, furnish Landlord with plans and specifications, names and addresses of contractors, copies of contracts necessary permits and indemnification in form and amount satisfactory to Landlord, and Tenant shall, in exchange for payment for any work, cause its contractors, all sub-contractor(s) and any party providing materials for any work, to file valid and effective waivers of lien against any and all claims, costs, damages, liabilities and expenses which may arise in connection with any such work. Tenant hereby agrees to indemnify and hold harmless Landlord, its agents and employees from any and all liabilities of every kind and description which may arise out of or be connected in any way with any such work. Before commencing any such work, Tenant shall furnish Landlord with certificates of insurance from all contractors performing labor or furnishing materials insuring Landlord in such amounts as Landlord deems appropriate against any and all liabilities which may arise out of or be connected in any way with such work. Tenant shall pay the cost of all such work and also the cost of decorating the Premises occasioned by such work.

Upon completing any such work, Tenant shall furnish Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. Tenant shall obtain valid and effective lien waiver(s) from each sub-contractor, contractor or material provider in exchange for all payments made to such sub-contractor, contractor, or

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provider of materials for any such work. All such work shall comply with all insurance requirements, with all of Landlord’s Rules and Regulations, and with all applicable laws (including, but not limited to The Americans with Disabilities Act), ordinances, and regulations. If any such work results in a change in the heating, cooling or ventilating load in the Premises, Tenant shall, at its expense but at Landlord’s option, either modify the existing systems or provide supplementary heating, ventilating and/or air conditioning systems or equipment necessary to accommodate such load change. Tenant shall perform or cause such work to be performed in a manner that will not interfere with or impair the use and enjoyment of any other portion of the Building by Landlord and/or other tenants.

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the land upon which the Building is situated, the Premises, or any part thereof arising out of work performed, or alleged to have been performed by, or under the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant immediately shall either have such lien or claim for lien released of record or shall deliver to Landlord a bond in form, content and amount satisfactory to Landlord, indemnifying Landlord and anyone else designated by Landlord against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien or claim for liens released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same and Tenant shall reimburse Landlord as additional rent upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.

Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, to or for the performance (on behalf of or for the benefit of Landlord) by any contractor, laborer, materialman or vendor, of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Leased Premises or any part thereof through or under the Tenant, and that no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises.

13. REPAIRS.

Commencing on the later of the Commencement Date or Tenant’s occupancy of the Premises, Landlord shall make all repairs necessary to maintain the plumbing, air conditioning, and electrical systems, windows, floors (excluding floor coverings), and all other items which do not constitute a part of the Premises and are installed or furnished by Landlord, except repairs of; (i) Tenant’s trade fixtures and property; (ii) installations which Tenant was obligated to make; (iii) installations which were performed by Landlord or others at Tenant’s request or expense; or (iv) were part of Tenant’s Work. Landlord shall not, however, be obligated for any of such repairs until the expiration of a reasonable period of time after receipt of written notice from Tenant that such repairs are needed. In no event shall Landlord be obligated under this Paragraph to repair any damage caused by any act, omission or negligence of the Tenant or its employees, agents, invitees, licensees, subtenants, contractors, subcontractors or assignees.

Tenant shall take good care of the Premises and the fixtures and appurtenances therein. Tenant shall, at its sole cost and expense, repair and replace all damage or injury to the Premises and Building and to fixtures and equipment caused by Tenant or its employees, agents, invitees, licensees, subtenants, contractors, or subcontractors, or assignees, including, but not limited to, injury or damage resulting from all or any of them moving in or out of the Building or by installation or removal of furniture, fixtures or other property, which repairs and replacements shall be in quality and class equal to the original, undamaged condition. If Tenant fails to make such repairs or replacements, the same may be made by Landlord in accordance with the provisions of Paragraph 24N hereof.

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Landlord shall not be liable by reason of any inconvenience, injury to, or interference with Tenant’s business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Land and Building or to any appurtenances or equipment therein. There shall be no abatement of rent because of such repairs, alterations, additions or improvements. Landlord covenants to make reasonable efforts to implement such repairs, alterations, additions or improvements in a timely and expeditious manner, and shall coordinate the timing of any such repairs, alterations, additions or improvements so as to not unreasonably interfere with Tenant’s business operations, but in no event shall Landlord be required to perform such work at times other than during Normal Business Hours.

14. RULES AND REGULATIONS.

Tenant shall abide by the current rules and regulations for the Building attached to this Lease and made a part hereof as Exhibit “B” and by all additional reasonable rules and regulations as may be adopted by Landlord from time to time for the operation and management of the Building. If any rules and regulations are contrary to the provisions of this Lease, the provisions of this Lease shall govern. Landlord shall not be responsible for the violation of any rules and regulations of the Building by other tenants of the Building, and Landlord shall have no obligation to enforce the same against other tenants.

15. ASSIGNMENT AND SUBLETTING.

A. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not, voluntarily, involuntarily, by operation of law or otherwise, without Landlord’s prior written consent (a) assign, convey, mortgage, pledge, encumber, hypothecate, or otherwise transfer this Lease or any interest therein; (b) allow any lien upon Tenant’s interest; (c) sublet the Premises or any part thereof; d) advertise or cause to have advertised, in any manner, the premises or any part of the premises or any interest therein, for assignment, subleasing, or otherwise transfer; and Tenant may never include a price or rental rate quote in any such advertisement; or (e) permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant. Tenant shall, by notice, advise Landlord of any proposed advertising, and deliver a true and complete copy of any such proposed advertisement to Landlord which Landlord may approve or deny. Tenant shall, by notice, advise Landlord of any proposed assignment or subletting which notice shall state the name and address of the proposed assignee or subtenant, a summary of the terms of such subletting or assignment, including without limitation, all rent and/or other consideration payable thereunder or in connection therewith, and the effective date of such assignment or subletting (which shall be not less than sixty (60) days from the date such notice is given), and, concurrently with such notice, Tenant shall deliver to Landlord a true and complete copy of the proposed sublease or assignment, all other documents and instruments related thereto and the proposed assignee’s or subtenant’s most recent financial statements. Landlord shall, by notice to Tenant given within thirty (30) days of Landlord’s receipt of Tenant’s notice, grant or deny its consent thereto. In addition, Landlord shall have the right (in addition to the right of Landlord to grant or withhold its consent to the proposed assignment or subletting), to be exercised by notice to Tenant given within thirty (30) days after Landlord’s receipt of Tenant’s notice, to terminate this Lease with respect to the space therein described as of the date stated in Tenant’s notice. If Tenant’s notice shall cover all of the Premises, and Landlord shall give the aforesaid termination notice, the Term of this Lease shall expire and end on the date stated in Tenant’s notice as the effective date of assignment or subletting as fully and completely as if that date had been herein definitely

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fixed for the expiration of the Term. If, however, this Lease shall be cancelled pursuant to the foregoing with respect to less than the entire Premises, the Rent herein reserved shall be adjusted on the basis of the number of square feet of rentable area retained by Tenant in proportion to the number of square feet of rentable area in the entire Premises, and this Lease, as so amended, shall continue thereafter in full force and effect. If Landlord shall terminate this Lease in whole or in part as aforesaid, Landlord shall be free to deal directly with any such proposed assignee or sublessee without any responsibility or liability to Tenant on account thereof. Notwithstanding anything to the contrary contained herein, and without affecting Landlord’s rights under this Paragraph 15, no proposed subtenant or assignee shall be a current or former tenant of the Building or any other building now or hereafter owned by Landlord or any of its affiliates or related entities, including, but not limited to, 707 Grant Street, 925 Liberty Avenue, 929 Liberty Avenue, 914 Penn Avenue, 922 Penn Avenue, 925 Penn Avenue, 930 Penn Avenue, 933 Penn Avenue, 936 Penn Avenue, 437 Grant Street, 564 Forbes Avenue, 1 Penn Center West, 6 Penn Center West, 7 Penn Center West, 8 Penn Center West, 9 Penn Center West, 2225 Smallman Street, 2300 Smallman Street, 2250 Roswell Drive, 436 Seventh Avenue, or Four Allegheny Center. In addition, no advertisement by Tenant to sublease or assign the Premises shall quote a rental rate.

Notwithstanding the foregoing, Tenant shall have the right to sublease one of the small offices within the Premises to Qrono, a small start-up from the University of Pittsburgh. Any subletting or assignment hereunder (including as set forth in the foregoing sentence) shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully and primarily liable hereunder. The subtenant or subtenants or assignee shall agree to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet and assigned, and Tenant shall deliver to Landlord promptly after execution an executed copy of each such sublease or assignment of compliance by each such subtenant or assignee.

Each assignee shall assume, and be deemed to have assumed, this Lease and shall be and remain jointly and severally liable with Tenant for the performance and observance of all of the terms, covenants and conditions on the part of Tenant to be kept, performed or observed hereunder. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in recordable form containing a covenant of assumption by the assignee; provided, however, that the failure or refusal of such assignee to execute the same shall not release such assignee from such joint and several liability.

Any consent by Landlord to any assignment or subletting shall not constitute a waiver of strict future compliance by Tenant of the provisions of this Section 15 or release of Tenant from its liabilities hereunder.

Notwithstanding anything to the contrary provided in this Section 15, if (a) Tenant is (i) a corporation, the shares of which are not publicly traded or (ii) a partnership, and (b) during the Term of this Lease (i) the ownership of the shares of stock which constitute “control” of Tenant or (ii) more than 50% of all general partnership interests in Tenant, shall be transferred by reason of sale, transfer by operation of law or otherwise, Tenant shall notify Landlord of such transfer within five (5) days thereafter, and Landlord, at its option, may terminate this Lease by giving Tenant written notice of said termination not less than thirty (30) days after Landlord’s receipt of Tenant’s notice to it of such transfer and, if Landlord so elects to terminate this Lease, such termination shall be effective on the date specified in Landlord’s notice, but in no event shall such effective date be less than sixty (60) days prior to the date of such notice. The term “control” as used herein means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant. Notwithstanding anything contained in this section to the contrary, Landlord acknowledges that Tenant may convert its ownership entity to a C corporation or otherwise assign this Lease to such C corporation and such conversion or assignment shall not require Landlord’s consent provided the current owners of Tenant retain control of such C corporation.

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If Tenant shall assign or transfer its interest in this Lease or sublet all or a portion of the Premises for rent, charges and/or other consideration (which shall include the assumption by the proposed assignee or subtenant of the obligation of Tenant to pay Rent hereunder) which in the aggregate are in excess of the Rent due and payable by Tenant under the provisions of Sections 3 and 4 of this Lease, said excess shall be paid to Landlord promptly upon receipt thereof by Tenant. In the case of any subletting of less than the entire Premises, Rent payable hereunder shall be apportioned, on a rentable square footage basis, between the portion of the Premises so sublet and the remaining portion of the Premises, and if the rent, charges and other consideration paid in connection with such subletting shall be in excess of the amount of Rent so apportioned to the portion of the Premises so sublet, said excess shall be paid to Landlord promptly upon receipt thereof by Tenant.

Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Section 15 shall be void and of no force or effect.

16. HOLDING OVER.

If Tenant retains possession of the Premises, or any part thereof, after the expiration or earlier termination of this Lease, Tenant shall pay Landlord rent at an annual rate equal to double the Rent payable for the year immediately preceding said holdover computed on a per month basis, for the period Tenant thus remains in possession, and Tenant shall also pay Landlord all damages sustained by Landlord by reason of such retention of possession. If Tenant retains possession of the Premises, or any part thereof, for thirty (30) days after the expiration or termination of this Lease, then at the sole option of Landlord expressed by written notice to Tenant, but not otherwise, such holding over shall constitute a renewal of this Lease on a month to month basis on the same terms and conditions contained herein, except that the annual Fixed Rent shall be increased to one and one-half times the highest Fixed Rent specified in Paragraph 3. The provisions of this Paragraph do not waive the Landlord’s right of re-entry or any other right hereunder.

TENANT EXPRESSLY WAIVES TO LANDLORD THE BENEFIT TO TENANT OF 68 P.S. §250.501, AS APPROVED APRIL 6, 1951, ENTITLED “LANDLORD AND TENANT ACT OF 1951,” AS MAY BE AMENDED FROM TIME TO TIME, REQUIRING NOTICE TO QUIT UPON THE EXPIRATION OF THE TERM OF THIS LEASE OR AT THE EXPIRATION OF ANY EXTENSION OR RENEWAL THEREOF, OR UPON ANY EARLIER TERMINATION OF THIS LEASE, AS HEREIN PROVIDED. TENANT COVENANTS AND AGREES TO VACATE, REMOVE FROM AND DELIVER UP AND SURRENDER THE POSSESSION OF THE PREMISES TO LANDLORD UPON THE EXPIRATION OF THE TERM OR UPON THE EXPIRATION OF ANY EXTENSION OR RENEWAL THEREOF OR UPON ANY EARLIER TERMINATION OF THIS LEASE, AS HEREIN PROVIDED WITHOUT SUCH NOTICE.

17. DEFAULT.

The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant.

(a) Failure of Tenant to take possession of the Premises within thirty (30) days after notice to Tenant that the same are ready for occupancy by Tenant.

(b) The vacation or abandonment of the Premises by Tenant.

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(c) A failure by Tenant to pay, when due, any installment of Fixed Rent or additional rent hereunder or any such other sum which is required to be paid by Tenant.

(d) A failure by Tenant to observe and perform any other provision or covenant of this Lease to be observed or performed by Tenant, where such failure continues for twenty (20) days after written notice thereof from Landlord to Tenant, provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such twenty (20) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecutes the same to completion.

(e) The filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent or for its reorganization or for the appointment pursuant to any local, state or federal bankruptcy or insolvency law of receiver or trustee of Tenant’s property; or an assignment by Tenant for the benefit of creditors; or the taking possession of the property of Tenant by any local, state or federal government officer or agency or court-appointed official for the dissolution or liquidation of Tenant or for the operation, either temporarily or permanently, of Tenant’s business; provided, however, that if any such action is commenced against Tenant the same shall not constitute a default if Tenant causes the same to be dismissed within sixty (60) days after the filing of same.

(f) If Tenant should default in the performance of any covenant or agreement of this Lease more than three (3) times in any period of twelve (12) months, then, notwithstanding that such defaults shall have each been timely cured, any further defaults shall be deemed to be deliberate and Landlord thereafter may give written notice to Tenant specifying such default and stating that this Lease and the Term of this Lease hereby demised shall expire and terminate on the date specified in such notice, which shall be at least ten (10) days after the giving of such notice, and upon the date specified in such notice this Lease and the Term of this Lease and all rights of Tenant under this Lease, whether or not heretofore exercised, shall expire and terminate.

18. REMEDIES.

Upon the occurrence of any such default set forth above:

(a) Landlord may accelerate all Fixed Rent and additional rent due through the expiration of the Term and declare the same to be immediately due and payable;

(b) In determining the amount of any future payments due Landlord due to increases in Taxes and Operating Expenses, Landlord may make such determination based upon the amount of Taxes and Operating Expenses paid by Tenant for the full year immediately prior to such default;

(c) Landlord, at its option, may serve notice upon Tenant that this Lease and the then unexpired Term hereof shall cease and expire and become absolutely void on the date specified in such notice, to be not less than five (5) days after the date of such notice without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by the performance of any term, provision, covenant, agreement or condition broken, and, thereupon and at the expiration of the time limit in such notice, this Lease and the Term hereof granted, as well as the right, title and interest of the Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant’s liability) as if the date fixed in such notice were the date of expiration of the Term. Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises, and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment or otherwise and

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remove all occupants thereof and, at Landlord’s option, any property thereon without being liable to indictment prosecution, or damages therefor. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease including the obligation pay Fixed Rent and additional rent through the date of expiration of the Term, whether or not the Premises shall be relet;

(d) Landlord may, at any time after the occurrence of any event of default, re-enter and repossess the Premises and/or any part thereof and attempt in its own name, as agent for Tenant if this Lease not be terminated, or in its own behalf if this Lease be terminated, to relet all or any part of such Premises for and upon such terms and to such persons, firms or corporations and for such period or periods as Landlord, in its sole discretion, shall determine, including for a term extending beyond the expiration date of the Term; and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting or do any act or exercise any care or diligence with respect to such reletting, or to the mitigation of damages. For the purposes of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises to the extent deemed by Landlord desirable or convenient; and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as additional rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord; and any sums collected by Landlord from any new tenant obtained on account of Tenant shall be credited against the balance of the Rent due hereunder as aforesaid;

(e) Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided; and

(f) WHEN THIS LEASE SHALL BE DETERMINED BY CONDITION BROKEN, EITHER DURING THE ORIGINAL TERM OF THIS LEASE OR ANY RENEWAL THEREOF, AND ALSO WHEN AS SOON AS THE TERM HEREBY CREATED EXPIRES OR IS EARLIER TERMINATED, IT SHALL BE LAWFUL FOR ANY ATTORNEY TO APPEAR AS ATTORNEY FOR THE TENANT AND TO ENTER IN ANY COMPETENT COURT AN AMICABLE ACTION AND JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS OR ENTITIES CLAIMING UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT; WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF POSSESSION MAY ISSUE FORTHWITH WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, AND PROVIDED THAT, IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED SHALL REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS OR UPON THE TERMINATION OR EXPIRATION OF THIS LEASE, TO BRING ONE OR MORE SUCH AMICABLE ACTION OR ACTIONS TO RECOVER POSSESSION OF THE SAID PREMISES. IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL LEASE AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING; AND

(g) the rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and not one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others, and the right to confess judgment in ejectment given in (f) above may be exercised concurrently and the power of attorney to confess judgment shall not be exhausted by a single confession in each case, but shall be exercised singularly or together from time to time and as often as may be necessary to protect the rights of Landlord and shall survive any expiration or termination of this Lease.

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(h) A determining of the Term, or the receipt of Rent after default, or after judgment or after execution shall not deprive Landlord of other actions against Tenant for possession or for Fixed Rent or additional rent or other charges or expenses or for damages.

TENANT UNDERSTANDS IT IS WAIVING IMPORTANT LEGAL RIGHTS BY AGREEING TO THIS PARAGRAPH 18 AND DOES SO IN THIS COMMERCIAL, NON-RESIDENTIAL TRANSACTION KNOWINGLY AND VOLUNTARILY AND AFTER ASCERTAINING THE LEGAL EFFECT HEREOF.

19. CONDITION OF PREMISES.

It is agreed that Tenant has examined the Premises prior to the execution of this Lease and is satisfied with the physical condition thereof, accepts delivery of the Premises in its current “as-is, where-is” condition, and further agrees that no representation has been made by Landlord or Landlord’s agent(s) as to the condition or repair of the Premises and there has been no agreement to redecorate, alter, repair or improve the Premises either before or after the execution of this Lease.

20. ASSIGNMENT BY LANDLORD.

Landlord may sell the Building or Landlord’s interest therein or assign its interest in this Lease, or any part thereof, in the exercise of its sole discretion, and upon the written request of Landlord, Tenant shall acknowledge and consent to any such assignment in writing; provided, however, that Tenant’s consent shall not be required for any such sale or assignment by Landlord. In the event of any sale or assignment, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or assignment, except that Tenant’s lease terms and conditions and extensions thereof shall remain in full force and effect.

21. NOTICES.

All notices and approvals to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered as follows:

(a) To Landlord at the location(s) set forth in Paragraph 1B, or to such other addresses designated by notice to Tenant.

(b) Except as otherwise provided in this Lease, to Tenant at the location set forth in Paragraph 1C until Tenant takes possession of the Premises, and thereafter at the Premises, or to such other address designated by notice to Landlord.

Notices shall be delivered by hand, national overnight carrier, or by United States certified or registered mail, postage prepaid, return receipt requested. Notices shall be deemed to have been given upon delivery thereof, or if sent by United States mails, three (3) days after posting.

(c) Whenever Landlord is required or desires to send any notice or other communication to Tenant under or pursuant to this Lease, it is understood and agreed that such notice or communication, if sent by Landlord’s agent (of whose agency Landlord shall have advised Tenant), for all purposes shall be deemed to have been sent by Landlord.

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22. QUIET POSSESSION.

So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall at all times during the Term peacefully and quietly have and enjoy the possession of the Premises without any encumbrance or hindrance by, from or through Landlord, its successors or assigns, subject to the provisions of this Lease.

23. QUALIFICATIONS AS TO USE.

A. Tenant shall occupy and use the Premises for general office purposes and for basic scientific research and related scientific activities. Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any public law, ordinance or governmental regulation or which may be dangerous to persons or property.

B. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to Tenant’s business, profession or activities, and shall not use the name of the Building for any purposes other than that of the business address of the Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the Landlord’s consent.

24. MISCELLANEOUS.

A. Lease Binding. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

B. Payments Due. All amounts owed to Landlord hereunder, for which the date of payment is not expressly fixed herein, shall be paid within twenty (20) days from the date Landlord renders statements of account therefor.

C. Eminent Domain. In the event that all or a substantial portion of the Premises or the Building are taken by eminent domain so that the Premises cannot be reasonably used by Tenant for the purposes for which they are demised or, in the sole judgment of Landlord, so that the Building cannot be operated as an integral unit (whether or not the Premises are affected), then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after such taking. In the event of any taking by eminent domain, the entire award shall be paid to and retained by Landlord excepting, however, that Tenant may receive therefrom any portion paid on account of Tenant’s relocation expenses.

D. [Intentionally Deleted].

E. Rentable Square Feet. The term “rentable square feet” of the Premises and the Building as used herein has been determined by the mutual agreement of the parties to mean the amount shown in Paragraphs 1.J., 1.K., 2 and 4.A.(ii) of this Lease, and includes an allocation of common area space in the Building.

F. Entire Agreement. This Lease and the Exhibits attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

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G. Offer. The execution of this Lease by Tenant and delivery of same to Landlord or its agent does not constitute a reservation of or option for the Premises or an agreement to enter into a Lease and this Lease shall become effective only if and when Landlord executes and delivers same to Tenant; provided, however, that the execution and delivery by Tenant of this Lease to Landlord or its agent shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and condition therein contained, which offer may not be withdrawn or revoked for fifteen (15) days after such execution and delivery.

H. No Waiver. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Term. The failure or delay on the part of either party to enforce or exercise at any time any of the provisions, rights or remedies in this Lease shall in no way be construed to be a waiver thereof, nor shall same in any way affect the validity of this Lease or any part hereof, or the right of the party to hereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of rental at a time when the rent is in default under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the rent due shall not be construed to be other than a payment on account of the rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord’s agents or employees during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

I. Broker. The parties mutually represents that, except for the broker, if any, specified in Paragraph 1.P., neither party has dealt with any real estate broker, sales person, or finder in connection with this Lease. Each party hereby agrees to indemnify and hold harmless the other party, and its agents and employees, from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Unless otherwise agreed by the parties, Landlord shall be responsible for the payment of all commissions to the broker, if any, specified in Paragraph 1.P., based upon Landlord’s separate agreement with such broker.

J. Force Majeure. Landlord shall not be deemed in default with respect to any of the terms, covenants and conditions of this Lease on Landlord’s part to be performed and Tenant’s obligations hereunder, including the obligation to pay Rent, shall not be affected if Landlord fails to timely perform same and such failure is the result in whole or in part due to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure material, failure of power, restrictive governmental laws and regulations, riots, insurrection, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by Tenant (or Tenant’s agents, employees or invitees) or any other cause beyond the reasonable control of Landlord.

K. Headings and Captions. Paragraph and other captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such Paragraphs or portions thereof.

L. Choice of Law. This Lease shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law principles.

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M. Limitation of Liability. Notwithstanding anything contained in this Lease to the contrary, the liability of Landlord under this Lease shall be limited to its interest in the Building and Tenant agrees that no judgment against Landlord under this Lease may be satisfied against any property or assets of Landlord other than the interest of Landlord in the Building.

N. Landlord May Perform Tenant’s Obligations. If Tenant fails to timely perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), after the expiration of any grace period elsewhere under this Lease expressly granted to Tenant for the performance of such duty, to perform such duty on behalf and at the expense of Tenant without further prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty, along with a fifteen percent (15%) service charge, shall be deemed to be additional rent under this Lease and shall be due and payable upon demand by Landlord.

O. Assignment of Landlord’s Interest. Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant shall look solely to Landlord’s successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder.

P. Remaining Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

Q. Waiver of Trial by Jury. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, including but not limited to the relationship of Landlord and Tenant, Tenant’s occupancy of the Premises, and any emergency statutory or any other remedy.

R. Taxes on Tenant’s Property. Tenant covenants and agrees to pay promptly when due all taxes, if any, assessed against Tenant’s fixtures, furnishings, and equipment of any kind or nature placed in or on the Premises. Any such taxes, if paid by Landlord, shall be due and payable by Tenant as additional rent within ten (10) days after a billing therefor is rendered to Tenant.

S. Fees. In the event it becomes necessary for Landlord to institute legal proceedings against Tenant for breach of any of the covenants or conditions contained in this Lease, Tenant agrees to pay all costs, charges and expenses, including fees of attorneys, agents and others retained or employed by Landlord in enforcing the obligations and undertakings of Tenant to Landlord, and all costs, charges and expenses incurred in any lawsuit, negotiation or transaction in which Tenant causes Landlord to become involved or concerned.

T. Intentionally Omitted.

U. Landlord Consent. In any instance in which Landlord is required by any provision of this Lease or applicable law not unreasonably to withhold consent or approval, Tenant’s sole remedy shall be an action for specific performance or injunction requiring Landlord to grant such consent or approval, all other remedies which would otherwise be available being hereby waived by Tenant. In any such action, the winning party shall be entitled to reimbursement of its reasonable attorneys’ fees from the losing party.

V. Nothing contained in this Lease shall empower Tenant to do any act which can, shall or may encumber the interest or title of Landlord in and to the Building or the Land upon which the Building is situated. Tenant may not record this Lease, any memorandum of this Lease or any instrument affecting the Building or the Land upon which the Building is situated in any public office without Landlord’s prior written consent.

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25. [Intentionally Omitted].

26. HAZARDOUS SUBSTANCES.

A. Except for products used in the normal course of office use and scientific research consistent with and in accordance to all applicable laws and regulations, Tenant shall not cause or allow the generation, treatment, storage, or disposal of Hazardous Substances on or near the Premises or the Building. “Hazardous Substances” shall mean (i) any hazardous substance as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. 9601 et seq., as amended, (ii) any hazardous waste or hazardous substance as those terms are defined in any local, state or federal law, regulation and ordinance applicable to the Premises or the Building, or (iii) petroleum, including crude oil or any fraction thereof. In the event Tenant uses any Hazardous Substances, Tenant shall dispose of such substances in accordance with all applicable federal, state and local laws, regulations and ordinances.

B. Tenant agrees to indemnify, defend and hold harmless Landlord, its employees, agents, successors, and assigns, from and against any and all damage, claim, liability or loss, including reasonable attorneys’ and other fees, arising out of or in any way connected to the generation, treatment, storage or disposal of Hazardous Substances by Tenant, its employees, agents, contractors, or invitees, on or near the Premises or the Building. Such duty of indemnification shall include, but to be limited to, damage, liability, or loss pursuant to all federal, state and local environment laws, rules and ordinances, strict liability and common law.

27. CONFIDENTIALITY.

Tenant agrees that it shall maintain in confidence and shall not divulge to any third party (except as required by law) any of the terms, covenants and conditions of this Lease, including without limitation, any information related to the rental rate, the length of the Term, any renewal, termination expansion, contraction or similar options, if any, or the amount of any free rent, improvement allowance or other concessions granted to Tenant by Landlord under this Lease. Tenant further agrees to take commercially reasonable precautions to prevent the unauthorized disclosure of any of such information to any third parties. Tenant’s obligations under this Section 27 shall survive termination of this Lease.

28. OFAC AND ANTI-MONEY LAUNDERING COMPLIANCE CERTIFICATIONS.

Tenant hereby represents, certifies and warrants to Landlord as follows: (i) Tenant is not named by, and is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by, any Executive Order, including Executive Order 13224, or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enacted, enforced or administered by the Office of Foreign Assets Control (“OFAC”); (ii) Tenant is not engaged in this transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) none of the proceeds used to pay Rent have been or will be derived from a “specified unlawful activity” as defined in, and Tenant is not otherwise in violation of, the Money Laundering Control Act of 1986, as amended, or any other applicable laws regarding money laundering activities. Furthermore, Tenant agrees to immediately notify Landlord if Tenant

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was, is, or in the future becomes a “senior foreign political figure,” or an immediate family member or close associate of a “senior foreign political figure,” within the meaning of Section 312 of the USA PATRIOT Act of 2001. Notwithstanding anything in the Lease to the contrary, Tenant acknowledges and agrees that the Lease is a continuing transaction and that the foregoing representations, certifications and warranties are ongoing and shall be and remain true and in full force and effect on the date hereof and throughout the Term of the Lease (and any extension thereof) and that any breach thereof shall be a default under the Lease (not subject to any notice or cure period) giving rise to Landlord’s remedies, including but not limited to forcible eviction, and

Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, fines, penalties, forfeitures and expenses (including costs and attorneys’ fees) arising from or related to any breach of the foregoing representations, certification and warranties.

29. VEHICLE PARKING.

During the Term and subject to the Parking Rules set forth in Exhibit B as modified by Landlord from time to time (the “Rules”), Tenant shall be entitled to use up to six (6) unreserved parking spaces set forth in Section 1.Q in the parking facility of the Property during the initial Term hereof at the rate of Twenty and 00/100 Dollars per month per parking space, payable to Landlord as additional rent. Tenant shall pay market rate to Landlord for any additional parking spaces, subject to availability. For purposes of this Lease, a “parking space” refers to the space in which one (1) motor vehicle is intended to park. Landlord reserves the right at any time to relocate Tenant’s parking spaces within the existing parking lot serving the Building. If Tenant commits or allows in the parking facility any of the activities prohibited by the Lease or the Rules, then after a second written warning, Landlord shall have the right, without further notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant. Tenant’s parking rights are the personal rights of Tenant and Tenant shall not transfer, assign, or otherwise convey its parking rights separate and apart from this Lease.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first written above.

LANDLORD:

WHARTON LENDER ASSOCIATES, LP, a
Pennsylvania Limited Partnership

By:	WHARTON LENDER PROPERTIES, LLC, a Pennsylvania Limited Liability Company, its General Partner

By:	/s/ Larry Walsh
Name:	Larry Walsh
Title:	Chief Operating Officer

TENANT:
KRYSTAL BIOTECH LLC, a California LLC

By:	/s/ Krish S. Krishnan
Name:	Krish S. Krishnan
Title:	Manager, Krystal Biotech, LLC.

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